UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2007

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

On November 6, 2007 BIOLASE Technology, Inc. ("Biolase") filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the termination of Keith G. Bateman from his position as Executive Vice President, Global Sales and Marketing. The purpose of this amendment to the original 8-K is to announce that Biolase has entered into a separate settlement agreement with Mr. Bateman.

(e) On January 22, 2008, Biolase entered into a settlement agreement with Keith G. Batemen, under which Mr. Batemen will receive a severance payment of $187,263.28 in full satisfaction of any claims related to his employment with Biolase. In exchange, Mr. Bateman agreed to resign from any and all positions held with Biolase. The severance payment is subject to Mr. Batemen’s execution, delivery and non-retraction of a release and other terms, conditions and restrictive covenants customary for agreements of this nature.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

January 28, 2008	By:	/s/ Jake St. Philip

Name: Jake St. Philip
Title: Chief Executive Officer